Exhibit (10.1)
(Letterhead)  DAIWA BANK

The Daiwa Bank, Ltd.
U.S. Commercial Banking Division
450 Lexington Avenue
Suite 1700
New York, NY   10017
Tel: (212) 808-2300
Fax: (212) 818-0866

CPI Corporation - 2437B

                                            January 11, 1996

CPI Corporation
1706 Washington Avenue
St. Louis, Missouri   63103

Attn:  Chief Financial Officer
Fax:   (314) 878-4537

         Revolving Credit Agreement, dated the 13th day of July,
         1995, among CPI Corp., and the Banks named therein, including Mercantile Bank of St. Louis National
         Association, as Agent (the "Agreement")

Dear Sir or Madam:

          As you may know, The Daiwa Bank, Limited ("Daiwa") and The Sumitomo Bank, Limited ("Sumitomo") are in the final stages of discussions relating to the purchase by Sumitomo of, among other things, the business and operations of the U.S. Commercial Banking Division of Daiwa. Specifically, it is contemplated that Daiwa would sell, assign, convey and set over to Sumitomo all of its rights, title and interest to and under the Agreement and documents related thereto to the extent related to the obligations thereunder and Sumitomo would assume all of the obligations thereunder of Daiwa, such assignment and assumption to be pursuant to an assignment and assumption, between Daiwa and Sumitomo, substantially in the form attached hereto (the "Assignment and Assumption"). We will notify you when Daiwa and Sumitomo have executed definitive documentation, and of the effectiveness of the transfer pursuant to the Assignment and Assumption and, if requested, we will deliver to you a counterpart of the Assignment and Assumption.

          Please acknowledge your (a) consent and agreement to the assignment and assumption effectuated pursuant to the Assignment and Assumption, (b) agreement to look only to Sumitomo for the performance of the obligations assumed pursuant to the Assignment and Assumption, and (c) agreement to release and discharge Daiwa

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from any and all obligations under the Agreement (to be effective contemporaneously with the effectiveness of the transfer pursuant to the Assignment and Assumption) by countersigning and dating one executed copy of this letter and sending it on or before January 18, 1996 by overnight delivery to Debevoise & Plimpton, 875 Third Avenue, New York, NY 10022 Attention: Pamela J. Sackmann.

          Please retain one original copy of this letter for your files. If you have any questions about this letter please contact the account executive at Daiwa or the Vice President and Manager, Ms. Jayleen R. Hague, immediately by telephone at (314) 241-0373. Alternatively, you may contact or have your attorneys contact Daiwa's attorneys at Debevoise & Plimpton, David Chalfin, Pamela Sackmann or Harriet Whiting by telephone at (212) 909-6000 to answer any questions or concerns you may have.

          Information regarding Sumitomo, including Sumitomo's address for purpose of providing notice to Sumitomo under the terms of the Agreement, the address of Sumitomo's U.S. and non-U.S. lending office, if applicable, and payment information, including bank routing and account number is set forth on Schedule A hereto.

          Thank you very much for your prompt attention to this matter.

                            Very truly yours,

                            THE DAIWA BANK, LIMITED


                            By:/s/    B.P. Maddams
                               ----------------------------------
                               Name:  B.P. Maddams
                               Title: Executive Vice President &
                                       Assistant General Manager



Acknowledged and Agreed:


By: /s/  Barry Arthur
    --------------------
Name:    BARRY ARTHUR
Title:   CHIEF FINANCIAL OFFICER AND TREASURER
Dated:   1/17/96
         -------






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                                                 EXHIBIT A
                                                 ---------

[USCBD]



                   ASSIGNMENT AND ASSUMPTION


          AGREEMENT AND ASSUMPTION dated as of __________, 1996 between The Daiwa Bank, Limited, a bank organized under the laws of Japan ("Assignor") and The Sumitomo Bank, Limited, a bank organized under the laws of Japan ("Assignee").


                      W I T N E S S E T H:

          WHEREAS, Assignor desires to assign all of its right, title and interest in and to the loan agreements (the "Loan Agreements") set forth on Schedule A hereto and the other agreements set forth on Schedule A hereto and all documents related to the Loan Agreements to the extent related to obligations under the Loan Agreements (collectively, the "Agreements") and all of its liabilities and obligations under the Agreements, and Assignee desires to accept the assignment of such right, title and interest and to assume such liabilities and obligations;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, Assignor and Assignee agree as follows:

          1. Assignment. As of the Effective Date. Assignor hereby sells, assigns, transfers and sets over to Assignee all of its right, title and interest in and to, and obligations under, the Agreements, including without limitation Assignor's commitments to extend credit pursuant to the Agreements, as in effect on the Effective Date, and the amounts owing to Assignor on the Effective Date pursuant to the Agreements.

          2. Assumption. As of the Effective Date, Assignee hereby accepts the assignment by Assignor of Assignor's right, title and interest in and to, and obligations under, the Agreements, and hereby fully and unconditionally assumes all of Assignor's liabilities and obligations under the Agreements. As of the Effective Date, (a) Assignee shall be a party to the Agreements and, to the extent provided in this Assignment and Assumption, have the rights and obligations of Assignor thereunder and (b) Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Agreements.


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          3.  Effectiveness.  This Assignment and Assumption shall
become effective on __________, 1996 (the "Effective Date").

          4. Governing Law. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

          5. Counterparts. This Assignment and Assumption may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be duly executed in their respective corporate names by their respective duly authorized officers, all as of the day and year first above written.


                            THE DAIWA BANK, LIMITED


                            By
                               ----------------------------------
                               Name:
                               Title:





                            THE SUMITOMO BANK, LIMITED


                            By
                               ----------------------------------
                               Name:
                               Title:

                        SCHEDULE A


                        AGREEMENTS
                        ----------


        Name             Parties                Date
        ----             -------                ----

                           SCHEDULE A

             The Sumitomo Bank, Ltd., Chicago Branch,
                   Assignee Notice Information




Notice:       Institution Name  The Sumitomo Bank, Ltd.,
                                 Chicago Branch

Address:                        233 South Wacker Drive
                                Suite 4800
                                Chicago, Illinois   60606-6448


Payment Instructions:
              ABA#:             First National Bank Chicago
                                 Branch ABA 071000013

              For Fed Wire:     Credit to Sumitomo Bank Chicago
                                 Branch  15-01208

              Contact:          Ms. Kwan Park
                                Loan Administration Section Chief

Euro Lending                    233 South Wacker Drive
Office:                         Suites 4800
                                Chicago, Illinois   60606-6448